Exhibit 99.1
MARKETAXESS ANNOUNCES THE ACQUISITION OF GREENLINE FINANCIAL TECHNOLOGIES, INC.
Leading FIX Protocol Software Provider Will Expand e-Trading Connectivity Offering and
Professional Services Capabilities
NEW YORK, March 6, 2008 — MarketAxess Holdings Inc. (Nasdaq: MKTX), the operator of a leading electronic trading platform for U.S. and European high-grade corporate bonds, emerging markets bonds and other types of fixed-income securities, today announced it has acquired Chicago-based Greenline Financial Technologies, Inc. for total consideration of $42.0 million in cash and stock, consisting of $35.0 million in cash and MarketAxess shares valued at $7.0 million, with additional cash consideration of up to $3.0 million contingent on attainment of certain earn-out targets.
Greenline Financial Technologies, Inc. is an industry innovator specializing in the development of customized integration, testing and management solutions for Financial Information Exchange (“FIX”)-related products and services designed to optimize electronic trading of fixed-income, equities and other exchange-based products. FIX is the primary industry-driven, trading-related communications protocol and is the de-facto global language for trading of financial instruments, with growing usage for fixed-income products. Greenline’s suite of industry leading FIX testing and certification products includes VeriFIX for FIX testing and simulation, CertiFIX for certification and client support and MagniFIX for real-time monitoring of active FIX trading sessions. Greenline’s product portfolio supports FIX initiatives at any stage and in any trading environment. Through its professional services business, Greenline provides clients with custom system development and proprietary software solutions.
Richard M. McVey, chairman and chief executive officer of MarketAxess, commented, “We are excited about being part of developing market standards through accelerating growth in the use of FIX protocols. The acquisition of Greenline further broadens the range of technology services that we offer to institutional financial markets, provides a meaningful expansion of our client universe, including global exchanges and hedge funds, and further diversifies our business beyond our core electronic credit trading products.”
Acquisition Highlights
•	Expansion and diversification of revenue base, complementing secondary trading-related revenue; extension of connectivity solutions beyond fixed-income, into equities and exchange-traded options, futures and commodities.

•	Large and growing market for FIX-related products and services with attractive growth rates and margins; according to FIX Global Survey conducted by TowerGroup, 75% of buy-side and 80% of sell-side firms interviewed use FIX for electronic trading and 75% of all exchanges surveyed support a FIX interface.

•	Enhanced strategic/competitive position with addition of superior suite of FIX-related products and services in nascent fixed-income market; significant growth expected in FIX fixed-income end-users within next several years.

•	Highly complementary to existing technology business in terms of both client base expansion and technology services product and service capabilities.

•	Opportunity to deepen and build new client relationships through FIX testing and emulator services and professional services offering.
Greenline was founded in 2000 and has 38 personnel based in Chicago, London and Argentina. Total revenues were approximately $6.0 million for the year ended December 31, 2007, an increase of approximately 40% from the year ended December 31, 2006. Greenline has approximately 120 clients.
In 2008, the acquisition is expected to be additive to free cash flow generation and neutral to earnings per share, including the impact of amortization of intangibles and the opportunity cost of funding. We expect the transaction to be accretive to earnings per share in 2009.
Webcast and Conference Call Information
Richard M. McVey, MarketAxess’ chairman and chief executive officer will host a conference call to discuss the Company’s announcement this morning at 8:30 a.m. Eastern time. To access the conference call, please dial 888-396-2384 (U.S.) or 617-847-8711 (international). The passcode for all callers is 52722805. The Company will also host a live audio webcast of the conference call on the Investor Relations section of the Company’s website at www.marketaxess.com. An archive of the call will be available by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) for one week after the announcement. The passcode for replay callers is 44213367. The web cast will also be archived at www.marketaxess.com for 90 days following the announcement.
About MarketAxess
MarketAxess operates one of the leading platforms for the electronic trading of corporate bonds and certain other types of fixed-income securities, serving as an electronic platform through which our more than 670 active institutional investor clients can access the liquidity provided by our 30 broker-dealer clients. MarketAxess’ multi-dealer trading platform allows our institutional investor clients to simultaneously request competitive, executable bids or offers from multiple broker-dealers, and to execute trades with the broker-dealer of their choice. MarketAxess offers our clients the ability to trade U.S. high-grade corporate bonds, European high-grade corporate bonds, credit default swaps, agencies, high-yield and emerging markets bonds. MarketAxess also provides data and analytical tools that help our clients make trading decisions, and we provide connectivity solutions that facilitate the trading process by electronically communicating order information between trading counterparties and we provide our clients with ancillary technology services. Our DealerAxess® trading service allows dealers to trade fixed-income securities with each other on our platform.
About Greenline Financial Technologies
Greenline specializes in providing systemic innovation to the US and international financial services industry. Greenline emerged with the advent of the global electronic marketplace and has since distinguished itself as an industry leader in custom enterprise development for the world’s premier financial institutions. Greenline’s flagship product, VeriFIX, is recognized throughout the financial services industry as the most robust and feature-rich FIX testing/simulation tool available on the market. GFT complements VeriFIX with tools to assist companies throughout the certification and client support phases of their FIX initiatives. Greenline Financial Technologies is a Member of FIX Protocol Limited — North Americas.
Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements, including statements about the outlook and prospects for Company and industry growth, as well as statements about the Company’s future financial and operating performance. These and other statements that relate to future results and events are based on MarketAxess’ current expectations. Actual results in future periods may differ materially from the those currently expected or desired because of a number of risks and uncertainties, including: our dependence on our broker-dealer clients; the level and intensity of competition in the fixed-income electronic trading industry and the pricing pressures that may result; the variability of our growth rate; the operation of our business in a rapidly evolving industry; the level of trading volume transacted on the MarketAxess platform; our exposure to risks resulting from non-performance by counterparties to transactions executed between our broker-dealer clients in which we act as an intermediary in matching back-to-back trades; the absolute level and direction of interest rates and the corresponding volatility in the corporate fixed-income market; our ability to develop new products and offerings and the market’s acceptance of those products; our ability to protect the intellectual property rights in and security of our technology; our ability to successfully integrate any new businesses, products or technology we acquire with our current business; our future capital needs and our ability to obtain capital when needed; and other factors. The Company’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. More information about these and other factors affecting MarketAxess’ business and prospects is contained in MarketAxess’ periodic filings with the Securities and Exchange Commission and can be accessed at www.marketaxess.com.
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Media and Investor Relations Contacts:
Stephen Davidson
MarketAxess Holdings Inc.
+1-212-813-6021
Sharron Silvers
Gavin Anderson & Co.
+1-212-515-1931

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